Exhibit 107
Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Healthcare Realty Trust Incorporated
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, $0.01 par value per share	Rule 415(a)(6)	—	—	$1,000,000,000		—	S-3ASR	333-273784	8/8/2023	$116,350 (1)
	Total Offering Amounts					$1,000,000,000		$0	-
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)Healthcare Realty Trust Incorporated (the “Company”) previously registered shares of common stock having an aggregate offering price of up to $750,000,000, offered by means of a prospectus supplement, dated March 5, 2021 (the “2021 Prospectus Supplement”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-253600), filed with the Securities and Exchange Commission on February 26, 2021 (the “2021 Registration Statement”). In connection with the filing of the 2021 Prospectus Supplement, the Company made a contemporaneous fee payment to the SEC in the amount of $81,825. All such shares remained unsold and were carried forward to the Company’s Registration Statement on Form S-3 (File No. 333-273784), filed with the SEC on August 8, 2023 (the “2023 Registration Statement”) pursuant to Rule 415(a)(6). On December 17, 2025, the Company registered shares of common stock having an aggregate offering price of up to $1,000,000,000, offered by means of a prospectus supplement, dated December 17, 2025 (the “2025 Prospectus Supplement”), pursuant to the 2023 Registration Statement, of which shares having an aggregate offering price of $750,000,000 represented unsold securities previously registered pursuant to the 2021 Prospectus Supplement and the 2021 Registration Statement. In connection with the filing of the 2025 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $34,525, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the 2025 Prospectus Supplement that were not unsold securities registered pursuant to the 2021 Prospectus Supplement and the 2021 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the securities with an aggregate offering price of $1,000,000,000 (collectively, the “Carry Forward Securities”) are unsold securities previously registered on the 2023 Registration Statement, for which filing fees of $116,350, in the aggregate, were previously paid to the Securities and Exchange Commission on the dates described above and will continue to be applied to such Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2023 Registration Statement was deemed terminated as of the immediate effectiveness of the Company's new registration statement on Form S-3ASR (File No. 333-297897) filed with the SEC on July 31, 2026. As a result, no additional filing fee is due.